                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We consent to the incorporation by reference in the Registration Statements of Genzyme Corporation on Form S-8 (File Nos. 33-8881, 33-15616, 33-26329, 33-29918, 33-35067, 33-37236, 33-41933, 33-55656, 33-68188, 33-58359, 33-60437,
333-10003, 33-30007, 33-68208, 33-58351, 333-10005, 33-22464, 33-29440,
33-51416, 33-68186, 33-58353, 33-58355, 33-60435 and 33-21241) and on Form S-3
(File Nos. 33-61853, 333-15597 and 333-24361) of our report dated April 7, 1997 on our audit of the combined financial statements of Genzyme Molecular Oncology as of December 31, 1995 and 1996 and for the period from December 1, 1994 (Date of Inception) through December 31, 1994, for the years ended December 31, 1995 and 1996 and cumulative for the period from December 1, 1994 (Date of Inception) through December 31, 1996, which report is included in the Company's filing on Form 8-K dated June 30, 1997.





                                        /s/ Coopers & Lybrand L.L.P.

                                         Coopers & Lybrand L.L.P.

Boston, Massachusetts
June 30, 1997